Falcon Products, Inc.
               Computation of Ratio of Earnings to Fixed Charges
                           Historical Financial Data
                             (Dollars in Thousands)

                                                         Fiscal year ended                           Twenty-six Weeks
                                    -----------------------------------------------------------     --------------------
                                    October 29, October 28, November 2, November 1, October 31,      May 2,      May 1,
                                       1994        1995        1996        1997        1998           1998        1999
                                    ----------- ----------- ----------- ----------- -----------    --------     --------

Earnings from continuing
  operations before
  minority interests                  $ 8,430   $ 9,913    $ 11,203    $  7,898     $ 9,987      $  5,853      $ 6,145
Add:
    Portions of rents
     representative
     of the interest factor               29         32         48           73          81            20           20
    Interest on indebtedness              --         --         --           --         619                        596
    Amortization of debt expense          --         --         --           --          45             5            3
                                      --------------------------------------------------------------------------------
       Income as adjusted              8,459      9,945     11,251        7,971      10,732         5,878        6,764

Fixed charges
     Portions of rents
      representative
      of the interest factor              29         32         48          73          81             20           20
     Interest on indebtedness             --         --         --          --         619             --          596
     Amortization of debt expense         --         --         --          --          45              5            3
                                      --------------------------------------------------------------------------------
       Fixed charges                      29         32         48          73         745             25          619
                                      --------------------------------------------------------------------------------
Ratio of earnings to fixed charges     287.2      310.3      236.1       109.0        14.4          232.6         10.9
                                     =================================================================================



                         Shelby Williams Industry, Inc.
               Computation of Ratio of Earnings to Fixed Charges
                           Historical Financial Data
                             (Dollars in Thousands)

                                                                                         Three months ended
                                              Fiscal year ended December 31,                  March 31,
                                     -----------------------------------------------   ---------------------
                                       1994     1995       1996      1997      1998       1998         1999
                                     -------  -------   --------  --------   -------   ---------    --------
Earnings (loss) from continuing
  operations before
  minority interests                $ (1,195) $ 8,527   $ 11,476  $ 14,743  $ 16,805    $ 3,298     $ 3,538
Add:
    Portions of rents
     representative
     of the interest factor              100      100         96        98        95         24          24
    Interest on indebtedness           1,207    1,257        969       622       391        125          46
    Amortization of debt expense          --       --         --        --        --         --          --
                                     ----------------------------------------------------------------------
       Income as adjusted                112    9,884     12,541    15,463    17,291      3,447       3,608

Fixed charges
     Portions of rents
      representative
      of the interest factor             100      100         96        98        95         24          24
     Interest on indebtedness          1,207    1,257        969       622       391        125          46
     Amortization of debt expense         --       --         --        --        --         --          --
                                     ----------------------------------------------------------------------
       Fixed charges                   1,307    1,357      1,065       720       486        149          70
                                     ----------------------------------------------------------------------

Ratio of earnings to fixed charges       0.1      7.3       11.8      21.5      35.6       23.2        51.5
                                     ======================================================================


                             Falcon Products, Inc.
               Computation of Ratio of Earnings to Fixed Charges
                       Pro Forma Combined Financial Data
                             (Dollars in Thousands)


                                       Fiscal year          Twenty-six          Last twelve
                                           ended            weeks ended         months ended
                                      October 31, 1998      May 1, 1999         May 1, 1999
                                      ----------------      -----------         ------------
Earnings from continuing
  operations before
  minority interests                       $ 7,790           $  5,156            $  9,097
Add:
    Portions of rents
     representative
     of the interest factor                    176                 68                 156
    Interest on indebtedness                16,625              8,313              16,625
    Amortization of debt expense               817                408                 817
                                      ------------------------------------------------------
       Income as adjusted                   25,408             13,945              26,695

Fixed charges
     Portions of rents
      representative
      of the interest factor                    176                 68                 156
     Interest on indebtedness                16,625              8,313              16,625
     Amortization of debt expense               817                408                 817
                                       ---------------------------------------------------
       Fixed charges                         17,618              8,789              17,598
                                       ---------------------------------------------------
Ratio of earnings to fixed charges              1.4                1.6                 1.5
                                       ===================================================